ADDENDUM AND FIRST AMENDMENT TO MATERIAL TRANSFER AGREEMENT

America Stem Cell, Inc. ("ASC") and Dara BioSciences, Inc. ("Dara" or "DARA") (collectively herein the "Parties") entered into a Material Transfer Agreement on March 24, 2008 ("MTA"). The Parties hereby agree to the following amendments and/or additions to the terms of the MTA (this "Addendum"):

1. Unless otherwise defined herein, all capitalized terms used herein have the meanings provided in the MTA.

2. DARA agrees that it shall provide ASC with up to 500 milligrams each of the Materials set forth in Exhibit A to this Addendum (the "Program Materials") in order to support ASC's research and development program to be conducted pursuant to the following Texas CPRIT Individual Investigator Grant entitled "Transforming Stem Cell Engraftment and Improving Cancer Patient Survival by Enhancing Hematopoietic Recovery Following Umbilical Cord Blood Transplantation"(the "Funded Program"). The goals and objectives of the Funded Program are set forth in Exhibit B to this Addendum (the "Aims"). DARA shall provide the Program Materials at no charge to ASC, except as set forth in Section 8 below. Except as set forth in this Section 2 of this Addendum, DARA shall have no obligation to supply any other Materials to ASC pursuant to Section 1(a) of the MTA.

3. DARA shall perform reasonable validation procedures with respect to the Program Materials to confirm that such Program Materials are active drug substance.

4. The Program Materials will be used by ASC for research purposes only, and only to support the Funded Program.

5. DARA will use reasonable efforts to provide information and documentation relating to the Program Materials required by ASC to achieve the Aims. This information and documentation will be considered Confidential Information of DARA under the MTA.

6. DARA will provide a contact person at DARA to provide reasonable assistance to ASC in obtaining and interpreting any information pertaining to the Program Materials required in the pursuance of the Aims.

7. ASC shall use its best efforts to pursue the Funded Program, to obtain grants to support the Funded Program and to achieve the Aims.

8. ASC will pay DARA a total of $250,000 in four equal payments as follows: (i) the first payment of $62,500 will be made promptly upon ASC's receipt of the first year of grant funding under the Funded Program; and (ii) three subsequent payments of $62,500 each shall be made upon the anniversary of the first payment. Notwithstanding the foregoing or anything else in this Addendum to the contrary, the three subsequent payments shall be contingent upon ASC's receipt of grant funding in an amount of not less than $3,000,000 for the Funded Program. If such grant funding is not received by ASC by March 30, 2010, this Addendum shall automatically terminate effective April 1, 2010.

9. ASC shall provide DARA with written quarterly updates regarding progress under the Funded Program. The format of such updates shall be mutually agreed upon by the Parties.

10. ASC shall provide DARA with such other information and materials regarding the Funded Program on a timely basis as DARA may reasonably request from time to time.

11. The reference to "John Didsbury" in Section 4 of the MTA is hereby changed to Mary Kay Delmedico, PH.D.. Nothing in this Addendum shall be deemed to limit or reduce ASC's reporting obligations under Section 4 of the MTA, which obligations shall be in addition to the obligations described in Sections 9 and 10 of this MTA.

12. Section 8 of the MTA shall be deleted in its entirety and replaced with the following: "The provisions of this Agreement do not constitute a license arrangement in connection with the Materials in any specific field. Nonetheless, the parties agree to negotiate in good faith a worldwide, royalty-bearing license for the use of the Program Materials by ACS for stem cell based therapeutic applications. Any payment(s) made by ASC for the Program Materials as described in Section 8 of that certain Addendum and First Amendment to Material Transfer Agreement dated October __, 2009 will be fully creditable against any royalties owed by ASC to Dara under such license."

13. Section 9 of the MTA shall be deleted in its entirety and replaced with the following: "This Agreement shall begin on the Effective Date and terminate upon completion of the Funded Program".

14. The MTA, as amended by this Addendum, remains in full force and effect, and this Addendum shall be deemed to be incorporated into the MTA and made a part thereof.

IN WITNESS WHEREOF, this Addendum is entered into on this ____ day of October, 2009

American Stem Cell, Inc. By:	Dara BioSciences, Inc. By: